UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 10, 2023
(Date of earliest event reported)
Commission file number 001-36440

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On January 11, 2023, Avanos Medical, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to disclose its approval of a three-year transformation process (the “Transformation Process”). This Amendment No. 1 on Form 8-K/A (this “Amended Report”) is being filed by the Company solely to amend and supplement the disclosure contained in Item 2.05 of the Initial Report to disclose the estimated costs related to the Transformation Process. Except as otherwise provided herein, the disclosures made in the Initial Report remain unchanged.
Item 2.05    Costs Associated with Exit or Disposal Activities.
As previously announced, on January 10, 2023, the Company approved the Transformation Process, pursuant to which the Company plans to: (i) combine its Chronic Care and Pain franchises into a single commercial organization focused on the Digestive Health and Orthopedic Pain & Recovery product categories; (ii) exit certain low-margin, low-growth product categories, including through targeted divestitures; (iii) undertake additional cost management activities to enhance the Company’s operating profitability; and (iv) pursue efficient capital allocation strategies, including through acquisitions that meet the Company’s strategic and financial criteria. At the time of the Initial Report, the Company was unable to make a good faith estimate of: (i) the total amount or range of amounts expected to be incurred in connection with each major type of cost associated with the Transformation Process; (ii) the total amount or range of amounts expected to be incurred in connection with the Transformation Process; or (iii) the amount or range of amounts of the charge that will result in future cash expenditures related to the Transformation Process.
The Company now estimates it will incur between $20.0 million and $25.0 million of cash expenses in connection with the Transformation Process, consisting of between $9.0 million and $12.0 million of program management consulting and employee retention expenses; between $8.0 million and $11.0 million of expenses associated with manufacturing and supply chain improvements and portfolio rationalization; and the remainder for expenses associated with organizational design and alignment and other related activities. These amounts include between $6.0 million and $8.0 million of employee severance and benefits costs.
The anticipated savings are expected to total approximately $10.0 million in 2023. By 2025, the Company expects gross savings of between $45.0 million and $55.0 million, most of which will be achieved in 2024.
Note Regarding Forward-Looking Statements
This Amended Report contains “forward-looking statements” within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “plans,” “estimates,” “will,” “expect” (or the negative or other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include statements regarding the expected Transformation Process, the estimated expenses and savings from the Transformation Process and the timing of the Transformation Process. These statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, general economic and business conditions, and other risks set forth in Item 1A - “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in its most recent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Amended Report. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in this Amended Report, whether as a result of new information, future events, or otherwise.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	February 21, 2023	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel